EXHIBIT (a)(1)(N)

                          STOCK OPTION EXCHANGE PROGRAM

      Welcome to the Stock Option Exchange web site. We are pleased to offer the opportunity for eligible WorldCom group employees to cancel their 1999 and 2000 stock option grants and receive new options, with a new exercise price, expiration date and vesting schedule. This voluntary program is designed to help restore the value of previously-awarded and unexercised options granted in 1999 and 2000 and to motivate employees, like you, who have demonstrated a commitment to the continued success of WorldCom. You can read all about this program by clicking on the titles below.

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      HOW THE EXCHANGE PROGRAM WORKS

      HOW TO PARTICIPATE IN, OR WITHDRAW FROM, THE EXCHANGE PROGRAM

      MORE INFORMATION ABOUT THE EXCHANGE PROGRAM

      IF YOU HAVE QUESTIONS

      LOGOUT

CURRENT EXCHANGE PROGRAM STATUS
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Name             Date             Status
----             ----             ------
                 Today            Elected to Participate
                                  No Election Received/Not Participating
                                  Withdrawn Previous Election/Not Participating

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                          STOCK OPTION EXCHANGE PROGRAM

HOW THE EXCHANGE PROGRAM WORKS

Here are the basics on how the program works:

      o You can elect to participate in the Exchange Program through February 14, 2002, via the online acceptance process available on this web site.

      o Outstanding stock options granted on January 4, 1999, January 18, 2000 and April 24, 2000 can be exchanged for new options with a new exercise price, expiration date and vesting schedule, subject to certain conditions.

      o If you properly elect to participate, all of your outstanding 1999 and 2000 options will be cancelled effective February 14, 2002.

      o The exercise price for the new options will equal the closing price of WorldCom group stock on the replacement grant date, which is currently scheduled for August 15, 2002.

      o New options will vest one-third each year for three years, beginning January 1, 2003.

      o Full terms and conditions of the Exchange Program are available in the MORE INFORMATION ABOUT THE EXCHANGE PROGRAM section of this site.

HOW TO PARTICIPATE IN, OR WITHDRAW FROM, THE EXCHANGE PROGRAM

To participate in the Exchange Program, simply click here: ELECTION TO PARTICIPATE. You will be asked to indicate your acceptance electronically. Within three business days, you should receive an e-mail confirmation of receipt from the Stock Option Department. You may also verify receipt of the Election to Participate, and any Notice of Withdrawal, by going to: YOUR CURRENT STATUS.

If for any reason, you choose to withdraw your Election to Participate, you must do so no later than February 14, 2002, using the online process: NOTICE OF WITHDRAWAL.

If you do not want to participate in the Exchange Program, simply exit this web site. You will retain your current options with their existing terms and conditions and will not receive a replacement option or other grant in 2002.

MORE INFORMATION ABOUT THE EXCHANGE PROGRAM

Additional information on the Exchange Program is available. Click on the title to view the following documents, which together contain the full terms and conditions of the Exchange Program:

OFFER TO EXCHANGE (1)
ELECTION TO PARTICIPATE (2)
NOTICE OF WITHDRAWAL (3)
FORMS OF THE STOCK OPTION AGREEMENTS TO BE ISSUED AFTER THE AUGUST GRANT DATE
(4)


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WORLDCOM, INC. 1997 STOCK OPTION PLAN (5)
OFFERING CIRCULAR FOR WORLDCOM, INC. 1997 STOCK OPTION PLAN (6)
SCHEDULE TO - TENDER OFFER STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

(1) Detailed description of the Program
(2) Used to participate in the Program
(3) Used to withdraw a prior Election to Participate
(4) Together with the Plan, contains the terms and conditions of the new options
(5) Together with the option agreements, contains the terms and conditions of the new options
(6) Summary of the Plan and options under it

IF YOU HAVE ANY QUESTIONS

If you have any questions about the program or would like to receive paper copies of the materials, please contact the Stock Option Department at 601-460-8001, or vnet 460-8001, or toll-free at 1-877-999-7780 between the hours of 9:00 a.m. and 6:00 p.m. Eastern Standard Time, Monday through Friday.


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